POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mastercard Foundation Asset Management Corporation as the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to:

1.       execute for and on behalf of the undersigned, in the undersigned’s capacity as a person subject to any obligation arising under any of Sections 13(d), 13(f), 13(g), 13(h) and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, or arising under Rule 144 promulgated by the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including without limitation Forms 3, 4, 5, 144, 13F and 13H, and Schedules 13D and 13G (together, and without limitation, “SEC Filings”), in respect of any ownership of or any transaction or series of transactions in any security of any issuer of equity securities registered pursuant to Section 12 of the Exchange Act or any other security;

2.       do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such SEC Filings or any amendment thereto, and timely file such form with the SEC and stock exchange or similar authority, if required; and

3.       take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of the such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorney-in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or the substitute or substitutes of any of such attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not hereby assuming any of the undersigned’s responsibilities to comply with the Exchange Act, the Securities Act or other applicable law.

This Power of Attorney shall remain in full force and effect until the termination of the Investment Management Agreement, dated as of February 1, 2024, between the undersigned and Mastercard Foundation Asset Management Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of February, 2024.

Signature:	/s/ Wole Onabolu
Name:	Wole Onabolu General Counsel Mastercard Foundation